Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated March 18, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 23, 2013

HOME :: HOME :: AUCTION #9709 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. View Auction Auction Status: ACCEPTING BIDS Auction Start: 5/23/2013 5:00 PM EDT Auction End: 5/30/2013 1:30 PM EDT Last Update: 5/23/2013 5:00:57 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon To be determined in auction Maturity Date: 6/1/2020 Offering Documents ISSUE INFORMATION Call Feature: Callable First Call Date: 6/1/2015 First Call Price: 100.000000 Settlement Date: 6/4/2013 First Interest Date: 12/1/2013 Int. Frequency: Semi-Annually Day Basis: 30/360 CUSIP Number: 98970EBZ1 Minimum Offering: $ 5,000,000.00 Maximum Offering: $ 25,000,000.00 Sizing Phase End: 5/29/2013 5:00 PM EDT Denomination: $ 1,000.00 Bid Multiple: Multiples of 0.05 Min. Yield: 3.000% Max. Yield: 3.850% Fixed Price: 100.000000 BIDDING INFORMATION Auction Phase: Sizing Current Principal Offered: $ 5,000,000.00 Current Units Offered: 5,000 Number of Bidders: 0 Number of Bids: 0 Fixed Price: 100.000000 Current Market-Clearing Yield: 3.850% Current Yield to Maturity: 3.850% Current Yield to Call: 3.850% Before submitting bids in this auction you must Register or Sign In. Non-redeemable prior to June 1, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll) Zions Bancorporation / 7 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 Zions Direct Auctions—View Auction https://www.auctions.zionsdirect.com/auction/9709/summary 1 of 2 5/23/2013 3:01 PM Zions direct (R) Actions 1.800.524.8875 Zions bancorpation submit Zions direct AmegyBank California bank the commerce bank of The Commerce bank of Washington National Bank Nevada state bank Vectrabank Zions Bank

Zions Direct Auctions—View Auction https://www.auctions.zionsdirect.com/auction/9709/summary 2 of 2 5/23/2013 3:01 PM Entrust Zions Direct Crantstreetgroup Software That works

ZDREVIEW :: HOME :: HOME :: AUCTION #9709 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Bidding Qualification Non-redeemable prior to June 1, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and Please confirm your agreement with each of the following by checking the box next to each statement. I agree that the following contact information is correct: NAME: ZD Review E-MAIL: auctions@zionsdirect.com TELEPHONE: 8015248875 I have accessed or received the Offering Documents. I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested. By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase. I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt. I Agree I DO NOT Agree Zions Bancorporation / 7 Year Corporates Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 Zions Direct Auctions—Bidding Qualification https://www.auctions.zionsdirect.com/auction/9709/bidding_qualification 1 of 1 5/23/2013 3:02 PM

ZDREVIEW :: HOME :: HOME :: AUCTION #9709 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Bid Page Auction Status: ACCEPTING BIDS Auction Start: 5/23/2013 5:00 PM EDT Auction End: 5/30/2013 1:30 PM EDT Last Update: 5/23/2013 5:03:23 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon To be determined in auction Maturity Date: 6/1/2020 Offering Documents Bid Limit: $ 5,000.00 Calculate/Refresh Submit Non-redeemable prior to June 1, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll) ZDREVIEW Current Market-Clearing Yield*: 3.850% AUCTION BIDS Units Yield YTC YTM Price Non-Competitive Bid Submitted “In the Money” Amount Due 1 100.000000 2 100.000000 3 100.000000 4 100.000000 5 100.000000 Auction Activity Current Market-Clearing Yield*: 3.850% Bidder Units Yield Fixed Price Timestamp Potential Award Potential Amount Due #31345 2,500 — 100.000000 5/23/2013 5:02:32 PM 2,500 units $ 2,500,000.00 Auction Totals: 2,500 units $ 2,500,000.00 Zions Bancorporation / 7 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 Zions Direct Auctions—Bid Page https://www.auctions.zionsdirect.com/auction/9709/bid 1 of 2 5/23/2013 3:04 PM

Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. Zions Direct Auctions—Bid Page https://www.auctions.zionsdirect.com/auction/9709/bid 2 of 2 5/23/2013 3:04 PM

ZDREVIEW :: HOME :: HOME :: AUCTION #9709 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Review & Confirm Bid Submission Bid Limit: $ 5,000.00 I confirm the bids shown in the table above. Cancel Confirm Non-redeemable prior to June 1, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll) Bidder Bid # Units @ Price Yield Max. Award Max. Amt. Due Status ZDREVIEW 1 1 @ 100.000000 3.850% 1 Units $ 1,000.00 NEW I understand that I could be responsible for up to $ 1,000.00 on my award. Zions Bancorporation / 7 Year Corporates Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 Zions Direct Auctions—Review & Confirm Bid Submission https://www.auctions.zionsdirect.com/auction/9709/bid 1 of 1 5/23/2013 3:05 PM